Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-200809 of CCH I, LLC of our report dated April 6, 2015 relating to the financial statement of Midwest Cable, Inc. appearing in the proxy statement/prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such proxy statement/prospectus.

/s/ Deloitte Touche LLP

Philadelphia, Pennsylvania

April 6, 2015